                                                                   Exhibit 24(a)



                                POWER OF ATTORNEY
                                -----------------

         Ablest Inc., a Delaware corporation (the "Company"), which proposes to file with the Securities and Exchange Commission, under the provisions of the Securities Act of 1933, a registration statement on Form S-8 or other form registering under the Securities Act of 1933 shares of the Company's common stock in connection with the grant of restricted stock under the Company's Executive Stock Awards Plan, hereby constitutes and appoints each of William Appleton, Charles H. Heist III, and Vincent J. Lombardo, as an attorney of the Company, with full power of substitution and resubstitution, for and in the name, place and stead of the Company, to sign and file the proposed registration statement and any and all amendments and exhibits thereto, and any and all applications and other documents to be filed with the Securities and Exchange Commission pertaining to such shares or such registration, with full power and authority to do and perform any and all acts and things whatsoever requisite to be done in the premises, hereby ratifying and approving the acts of such attorney or any such substitute.

         IN WITNESS WHEREOF, Ablest Inc. has caused this power of attorney to be signed on its behalf by the undersigned in Clearwater, Florida on October 23, 2003.

                                    ABLEST INC.



                                    By:      /s/ Charles H. Heist
                                       ---------------------------------------
                                             Charles H. Heist, Chairman